CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2006

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information

On July 20, 2006, Level 3 Communications, Inc. (“Level 3”) issued a press release relating to its execution of a definitive agreement to sell its indirect, wholly owned subsidiary Software Spectrum, Inc. to Insight Enterprises, Inc. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference as if set forth in full.

The following unaudited pro forma condensed consolidated data supplements the pro forma financial information that was included in Level 3’s current report on Form 8-K/A, which was filed with the SEC on March 3, 2006 and should be read in conjunction therewith. The unaudited pro forma condensed consolidated financial information gives effect, as described below, to:

•      the acquisition of WilTel Communications Group, LLC, or WilTel, on December 23, 2005;

•      the issuance by Level 3’s wholly owned subsidiary Level 3 Financing, Inc. of $150 million of Floating Rate Senior Notes due 2011 and $250 million of 12.25% Senior Notes due 2013 on March 14, 2006;

•      the issuance by Level 3 Financing, Inc. of $300 million of 12.25% Senior Notes due 2013 on April 6, 2006;

•      the underwritten public offerings (together, the “Offerings”) of 125,000,000 shares of Level 3’s common stock and Level 3’s 3.5% convertible senior notes due 2012 in the aggregate principal amount of $335 million on June 13, 2006;

•      Level 3’s redemption of all of its outstanding 9.125% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008 on July 13, 2006; and

•      the removal of Software Spectrum, Inc.’s (“Software Spectrum”) results of operations and financial position from the pro forma condensed consolidated financial statements due to its pending sale, which was announced on July 20, 2006.

The following unaudited pro forma condensed consolidated financial information does not give effect to (i) Level 3’s acquisition of ICG Communications, Inc., (ii) Level 3’s pending acquisitions of TelCove Inc. and Looking Glass Networks, Inc., (iii) the intended uses of the net proceeds of the Offerings (except for the redemption of all outstanding 9.125% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008) or (iv) the amendment and restatement of the Level Financing, Inc. secured credit facility completed on June 27, 2006, which among other things, reduced the interest rate payable under the agreement, modified the pre-payment provisions and made other specified changes.

The following unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2005 gives effect to the acquisition of WilTel, each of the note issuances, including the 3.5% convertible senior notes due 2012, referred to above, and the proposed disposition of Software Spectrum as though each such transaction occurred on January 1, 2005.

The following unaudited pro forma condensed consolidated statement of operations data for the three months ended March 31, 2006 gives effect to each of the note issuances including the 3.5% convertible senior notes due 2012, referred to above, and the proposed disposition of Software Spectrum as though each such transaction occurred on January 1, 2005.

The following unaudited pro forma condensed consolidated balance sheet information as of March 31, 2006 presents the effects of the issuance of $300 million of 12.25% Senior Notes due 2013 on April 6, 2006, the effects of the Offerings on June 13, 2006, the redemption of the 9.125% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008 on July 13, 2006, and the proposed disposition of Software Spectrum as though the transactions had occurred on March 31, 2006.

The pro forma earnings per share amounts in the pro forma information have not been adjusted for Level 3’s common stock offering because the uses of the net proceeds of such offering are not reflected in pro forma adjustments in the income statements.

The unaudited pro forma condensed consolidated financial information is not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions included in the unaudited pro forma financial information been completed as of the dates indicated or that may be achieved in the future.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2005

(dollars in millions, except per share data)

	Historical	Historical	Inter Company	WilTel		Debt		Software Spectrum	Pro Forma
	Level 3 (a)	WiTel (b)	Adjustments (c)	Adjustments		Offerings		Adjustment (o)	Level 3
Revenue	$3,613	$1,959	$(5)	$(243	)(d)	$—		$(1,894)	$3,430

Cost of revenue	2,233	1,204	(5)					(1,717)	1,715
				(159	)(e)
Depreciation and amortization	657	159		107	(f)			(10)	754
				(17	)(g)
Selling, general and administrative	912	278		4	(h)			(143)	1,034
Restructuring and impairment charges	23	42		(42	)(i)			—	23
Total costs and expenses	3,825	1,683	(5)	(107)		—		(1,870)	3,526

Operating income (loss)	(212)	276	—	(136)		—		(24)	(96)
Other income (expense):
Interest income	35	9		(7	)(j)				37
						(51	)(1)
						(37	)(m)
Interest expense	(530)	(34)		34	(k)	(13	)(n)		(631)
Other, net	28	1						1	30
Total other income (expense)	(467)	(24)	—	27		(101)		1	(564)

Income (loss) from continuing operations before income tax	(679)	252	—	(109)		(101)		(23)	(660)
Income tax expense	(8)	—						3	(5)
Net income (loss) from continuing operations	$(687)	$252	$—	$(109)		$(101)		$(20)	$(665)

Weighted average shares outstanding (in 000’s)	699,589			112,133					811,722

EPS: Net loss from continuing operations	$(0.98)								$(0.82)

Adjustments:

(a)   Represents the historical 2005 statement of operations of Level 3 and its consolidated subsidiaries.

(b)   Represents 2005 results of operations of WilTel and consolidated subsidiaries through the acquisition date of December 23,2005. Certain reclassifications have been made relative to WilTel’s historical financial statements in order to present them on a basis consistent with Level 3.

(c)   Eliminates the historical intercompany transactions between Level 3 and WilTel.

(d)   Removes income attributable to the June 2005 Termination, Mutual Release and Settlement Agreement among Leucadia, WilTel and SBC. This income was retained by Leucadia in the WilTel transaction.

(e)   This entry removes the historical depreciation and amortization expense attributable to WilTel.

(f)    This entry records depreciation and amortization expense for tangible and intangible assets obtained in the transaction based on a preliminary purchase price allocation.

(g)   This entry removes the historical selling, general and administrative expenses attributable to the assets and liabilities not included in the transaction.

(h)   Records rent expense attributable to the leased Tulsa corporate facility. Level 3 is leasing space in the Tulsa corporate facility from Leucadia subsequent to the closing of the transaction.

(i)    Removes impairment charge attributable to the Tulsa corporate facility. This facility was retained by Leucadia in the transaction.

(j)    Removes interest income attributable to the cash, cash equivalents and marketable securities retained by Leucadia.

(k)   Removes interest expense on the historical debt not assumed in the WilTel transaction.

(l)    Records interest expense attributable to the $150 million of Floating Rate Senior Notes due 2011 (based on an interest rate of 11.42%) and $250 million of 12.25% Senior Notes due 2013 issued on March 14, 2006.

(m)  Records interest expense attributable to the $300 million of 12.25% Senior Notes due 2013 issued on April 6, 2006.

(n)   Records interest expense attributable to the $335 million of 3.5% Convertible Senior Notes due 2012 issued on June 13, 2006.

(o)   Removes the historical consolidated results of Software Spectrum due to its pending sale announced on July 20, 2006.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2006

(dollars in millions, except per share data)

				Software
	Historical	Debt		Spectrum	Pro Forma
	Level 3 (a)	Offerings		Adjustment (e)	Level 3

Revenue	$1,267	$—		$(445)	$822

Cost of revenue	817			(405)	412
Depreciation and amortization	190			(3)	187
Selling, general and administrative	313			(37)	276
Restructuring and impairment charges	5			(1)	4
Total costs and expenses	1,325	—		(446)	879

Operating income (loss)	(58)	—		1	(57)
Other income (expense):
Interest income	9				9
		(11	)(b)
		(9	)(c)
Interest expense	(150)	(3	)(d)		(173)
Other, net	31				31
Total other income (expense)	(110)	(23)		—	(133)

Income (loss) from continuing operations before income tax	(168)	(23)		1	(190)
Income tax expense	—			1	1
Net income (loss) from continuing operations	$(168)	$(23)		$2	$(189)

Weighted average shares outstanding (in 000’s)	821,918				821,918
EPS: Net loss from continuing operations	$(0.20)				$(0.23)

Adjustments:

(a)   Represents the historical statement of operations of Level 3 and its consolidated subsidiaries.

(b)   Records incremental interest expense in order to reflect one full quarter of interest expense attributable to the offering $150 million of Floating Rate Senior Notes (based on an interest rate of 11.42%) and $250 million of 12.25% Senor Notes issued on March 14, 2006.

(c)   Records interest expense attributable to the offering of $300 million of 12.25% Senior Notes issued on April 6, 2006.

(d)   Records interest expense attributable to the $335 million of 3.5% Convertible Senior Notes due 2012 issued on June 13, 2006.

(e)   Removes the historical consolidated results of Software Spectrum due to its pending sale announced on July 20, 2006.

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2006

(dollars in millions)

				Software
	Historical			Spectrum	Pro Forma
	Level 3 (a)	Adjustments		Adjustment (f)	Level 3
Assets
Current assets:
		$300	(b)
		326	(c)
		542	(d)
Cash and cash equivalents	$580	(478	)(e)	$—	$1,270
Marketable securities	412				412
Restricted cash and securities	35				35
Receivables, net	717			(315)	402
Current assets of discontinued operations	—			373	373
		1	(b)
		2	(c)
Other	157	(1	)(e)	(58)	101
Total current assets	1,901	692		—	2,593

Property, plant and equipment, net	5,588			(6)	5,582
Restricted cash and securities	87				87
Goodwill and other intangibles, net	567			(240)	327
Noncurrent assets of discontinued operations	—			266	266
		5	(b)
		7	(c)
Other assets, net	141	(2	)(e)	(20)	131
Total assets	$8,284	$702		$—	$8,986

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$622	$—		$(251)	$371
Current portion of long-term debt	1				1
Accrued payroll and employee benefits	67			(15)	52
Accrued interest	120	(17	)(e)		103
Deferred revenue	233			(34)	199
Current liabilities of discontinued operations	—			329	329
Other	145			(29)	116
Total current liabilities	1,188	(17)		—	1,171

		306	(b)
		335	(c)
Long-term debt, less current portion	6,357	(460	)(e)		6,538
Deferred revenue	734			(11)	723
Noncurrent liabilities of discontinued operations	—			27	27
Other liabilities	551			(16)	535

Stockholders’ equity (deficit:)
Common stock	8	2	(d)		10
Additional paid-in capital	7,851	540	(d)		8,391
Accumulated other comprehensive loss	(42)				(42)
Accumulated deficit	(8,363)	(4	)(e)		(8,367)
Total stockholders’ equity (deficit)	(546)	538		—	(8)
Total liabilities and stockholders’ equity (deficit)	$8,284	$702		$—	$8,986

Balance Sheet Adjustments:

(a)   This column reflects the historical balance sheet of Level 3 and its subsidiaries.

(b)   Reflects the issuance of $300 million of 12.25% Senior Notes, the resulting net proceeds, and the current and noncurrent portions of the debt issuance costs.  The offering premium of $6 million is reflected as an increase in long-term debt.

(c)   Reflects the issuance of $335 million of 3.5% Convertible Senior Notes due 2012, the resulting net proceeds and the current and noncurrent portions of the debt issuance costs.

(d)   Reflects the issuance of 125,000,000 shares of Level 3 common stock, net of issuance costs.

(e)   Reflects the redemption of the outstanding 9.125% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008, the redemption premium paid to holders of the 10.5% Senior Discount Notes due 2008, the payment of accrued interest attributable to the redeemed notes at March 31, 2006 and the recognition of the remaining deferred debt issuance costs as interest expense.

(f)    Reflects the the financial position of Software Spectrum as discontinued operations due to its pending sale announced on July 20, 2006.

Item 9.01. Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

None

(b)           Pro Forma Financial Information

None

(c)           Shell Company Transactions

None

(d)           Exhibits

99.1         Press Release dated July 20, 2006, relating to the execution by Level 3 Communications, Inc. of a definitive agreement to sell its indirect, wholly owned subsidiary Software Spectrum, Inc. to Insight Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: July 20, 2006